Exhibit 1.2

                                 DIAMOND JO, LLC
                     THE OLD EVANGELINE DOWNS CAPITAL CORP.

                $233,000,000 8 3/4% SENIOR SECURED NOTES DUE 2012

                        JOINDER TO THE PURCHASE AGREEMENT



                                                                   June 16, 2004

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025


Ladies and Gentlemen:

            Reference  is made to (a) the  Purchase  Agreement,  dated March 25,
2004 (the "PURCHASE AGREEMENT"), by and among Diamond Jo, LLC, a Delaware limited liability company (the "COMPANY"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), the Guarantors listed on the signature pages thereto under the heading "Guarantors," and, with respect to Section 12 thereto only, Peninsula Gaming, LLC, a Delaware limited liability company (the "PARENT ISSUER") on the one hand, and Jefferies & Company, Inc. (the "INITIAL PURCHASER"), on the other hand, and (b) the Indenture, dated as of the Closing Date (the "INDENTURE"), by and among the Issuers and U.S. Bank National Association, as Trustee. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

            The Issuers have received the Requisite Regulatory Approvals for the Reorganization Transactions. The Purchase Agreement and the Indenture require that this Joinder to the Purchase Agreement (this "JOINDER") be executed and delivered as part of, and concurrently with the consummation of, the Reorganization Transactions.

            1. Joinder. The Parent Issuer hereby agrees to become bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as an "Issuer" therein and as if the Parent Issuer had executed the Purchase Agreement on the date thereof.

            2. GOVERNING LAW. THIS JOINDER SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5 1401 AND 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE

AFORESAID COURTS. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS JOINDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY TO THIS JOINDER IN ANY OTHER JURISDICTION.

            3. Counterparts. This Joinder may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            4. Amendments. No amendment or waiver of any provision of this Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            5. Headings. The headings in this Joinder are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                            [signature pages follow]

            If the foregoing is in accordance with your understanding of this Joinder, kindly sign and return to us a counterpart thereof, whereupon this instrument will become a binding agreement between the Parent Issuer and the Initial Purchaser in accordance with its terms.

                              Very truly yours,

                              PENINSULA GAMING, LLC


                              By:/s/M. BRENT STEVENS
                                 ---------------------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.



By:/s/STEVE CROXTON
   ---------------------
   Name:  Steve Croxton
   Title: Managing Director